Exhibit 99.1

    Press Release

Investors:                     Media:
Nancy Murphy                     Michelle Kersch
(904) 854-8640                    (904) 854-5043
nancy.murphy@lpsvcs.com                     michelle.kersch@lpsvcs.com

Lender Processing Services Reports First Quarter 2012 Earnings
Adjusted EPS of $0.59 and free cash flow of $68.7 million

JACKSONVILLE, Fla. - May 3, 2012 - Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today announced financial results for the first quarter 2012.

Highlights

•	Revenue of $506 million

•	GAAP net earnings of $47.1 million or $0.56 per diluted share

•	Adjusted net earnings of $49.5 million or $0.59 per diluted share reflecting the add back of purchase amortization

•	Adjusted free cash flow of $68.7 million

•	Signed 2 new MSP Servicing Technology customers

“LPS is off to a positive start in 2012. We delivered results that exceeded our outlook, continued to expand key customer relationships by delivering outstanding technology and service solutions, and moved forward with our commitment to operational excellence,” said Hugh Harris, president and chief executive officer of LPS. “We will continue to leverage and invest in our comprehensive technology solutions to help our customers address evolving servicing and regulatory standards and position LPS for long-term growth.”

“Although the operating environment remained challenging, we generated strong profitability, margins and cash flow,” commented Tom Schilling, chief financial officer. “Our Technology, Data and Analytics segment had another solid quarter of revenue growth and our Origination Services benefited from strong refinance volumes, while Default Services continued to be negatively affected by industry-wide foreclosure delays.”

Consolidated First Quarter Performance

First quarter 2012 revenue was $506.0 million, a decrease of 5.8% from the same period in the prior year due to a decline in Default Services revenue. Adjusted operating income was $94.3 million compared to $129.7 million in the first quarter 2011, while GAAP operating income was $94.3 million compared to $110.4 million in the first quarter of 2011. Adjusted net earnings were $49.5 million, or $0.59 per diluted share, compared to $71.1 million, or $0.81 per diluted share, in the first quarter 2011. Adjusted net earnings includes a purchase price amortization add-back of $0.03 per share in the current quarter and $0.04 per diluted share in the first quarter 2011. In addition, first quarter 2011 adjusted net earnings exclude a charge of $0.14 per diluted share related to cost reduction initiatives.

Net cash provided by operating activities was $90.1 million compared to $120.4 million in the first quarter of 2011. Adjusted free cash flow (net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software) was $68.7 million in the first quarter of 2012 compared to $101.3 million in the same period last year. During the quarter, the company reduced debt by $17.3 million, paid regular dividends of $8.4 million and ended the first quarter with cash of $103.7 million, up $26.4 million from the prior quarter.

Technology, Data and Analytics Segment

Revenue for the Technology, Data and Analytics segment was $178.1 million, a 5.7% increase from first quarter 2011. Servicing Technology (MSP) revenue was $108.4 million, a 4.9% increase; Origination Technology revenue was $21.4 million, a 13.7% increase; Default Technology revenue was $31.6 million, an 8.3% increase; and Data and Analytics revenue was $16.9 million, a 2.6% decrease. Operating income was $54.0 million, a decrease of 4.7% from first quarter 2011, primarily as a result of lower income from Origination Technology driven by higher expenses related to growth initiatives, partially offset by higher income from Servicing Technology.

Transaction Services Segment

Revenue for the Transaction Services segment was $329.6 million, a decrease of 10.9% from first quarter 2011. Origination Services revenue was $146.8 million, a 13.8% increase from the first quarter of 2011 as a result of a higher refinance origination volumes. Default Services revenue was $182.9 million, a 24.2% decrease from the first quarter 2011, primarily due to the continued slowdown in the initiation of industry-wide mortgage foreclosure proceedings. Operating income for the segment was $51.5 million, a decrease of 38.8% from the same period in the prior year, primarily due to lower income from the Default Services business.

Corporate and Other

Adjusted net corporate expenses in the first quarter of 2012 were $11.1 million compared to $11.0 million in the prior year quarter.

Outlook

Based on the current environment, the company expects second quarter 2012 revenue to be in the range of $500 million to $520 million and adjusted net earnings per diluted share to be in the range of

$0.58 to $0.62.

Financial Reporting Reclassification

The company made minor reclassification adjustments to its financial reporting structure effective in the first quarter 2012.  The reclassifications resulted in the transfer of revenue, expenses and operating income between reporting segments; the allocation of certain corporate costs into the segments; and a change in the cost and expense presentation in the consolidated statement of earnings.  All prior periods included in this release and related financial statement exhibits have been reclassified to conform to the current period presentation.  The reclassifications do not impact previously reported consolidated revenues, operating income, net earnings or earnings per share of LPS.

Earnings Conference Call and Webcast

LPS will host a conference call today at 10:00 a.m. ET with a live webcast on the Investor Relations section of its website at www.lpsvcs.com. Earnings information including this press release and supplemental material is available on the website. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the call will be available until May 10, 2012, by dialing 888-203-1112 (access code: 2865489).

About Lender Processing Services

Lender Processing Services (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation's top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.

These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS' servicing solutions include MSP, the industry's leading loan-servicing platform which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries.

LPS is headquartered in Jacksonville, Fla., and employs approximately 8,000 professionals. For more information please visit www.lpsvcs.com.

Use of Non-GAAP Financial Information

U.S. Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBITDA” (GAAP operating income plus depreciation and amortization); “EBITDA, as adjusted” (EBITDA adjusted for the impact of certain non-recurring adjustments, if applicable); “EBIT, as adjusted” or “adjusted operating income” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable); “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions); “adjusted net earnings per diluted share” or “adjusted EPS per diluted share” (adjusted net earnings divided by diluted weighted average shares); and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring and other charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; the impact of continued delays in the foreclosure process on the timing and collectability of our fees for certain of our services; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

###

Exhibit A

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three months ended March 31,
	2012	2011
	(In thousands, except per share data)
Revenues	$506,021	$537,183
Expenses:
Operating expenses	387,476	384,478
Depreciation and amortization	24,244	22,996
Exit costs, impairments and other charges	—	19,311
Total expenses	411,720	426,785
Operating income	94,301	110,398
Other income (expense):
Interest income	448	326
Interest expense	(16,402)	(14,156)
Other income, net	85	14
Total other income (expense)	(15,869)	(13,816)
Earnings from continuing operations before income taxes	78,432	96,582
Provision for income taxes	29,255	36,702
Net earnings from continuing operations	49,177	59,880
Loss from discontinued operations, net of tax	(2,056)	(3,951)
Net earnings	$47,121	$55,929

Net earnings per share - diluted from continuing operations	$0.58	$0.67
Net loss per share - diluted from discontinued operations	(0.02)	(0.04)
Net earnings per share - diluted	$0.56	$0.63
Weighted average shares outstanding - diluted	84,567	88,134

Exhibit B

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2012	December 31, 2011
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$103,728	$77,355
Trade receivables, net of allowance for doubtful accounts	328,219	345,048
Other receivables	3,487	1,423
Prepaid expenses and other current assets	33,690	33,004
Deferred income taxes, net	74,088	74,006
Total current assets	543,212	530,836

Property and equipment, net	119,436	121,245
Computer software, net	228,021	228,882
Other intangible assets, net	35,255	39,140
Goodwill	1,125,604	1,132,828
Other non-current assets	208,370	192,484
Total assets	$2,259,898	$2,245,415

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$29,311	$39,310
Trade accounts payable	44,297	43,105
Accrued salaries and benefits	60,085	64,383
Other accrued liabilities	243,539	247,110
Deferred revenues	58,911	64,078
Total current liabilities	436,143	457,986

Deferred revenues	24,871	34,737
Deferred income taxes, net	133,715	122,755
Long-term debt, net of current portion	1,102,522	1,109,850
Other non-current liabilities	32,083	32,099
Total liabilities	1,729,334	1,757,427

Stockholders' equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at March 31, 2012 and December 31, 2011	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at March 31, 2012 and December 31, 2011	10	10
Additional paid-in capital	252,758	250,533
Retained earnings	696,719	658,146
Accumulated other comprehensive loss	(2,040)	(1,783)
Treasury stock at cost; 12.9 million and 13.0 million shares at March 31, 2012 and December 31, 2011, respectively	(416,883)	(418,918)
Total stockholders' equity	530,564	487,988
Total liabilities and stockholders' equity	$2,259,898	$2,245,415

Exhibit C

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net earnings	$47,121	$55,929
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	24,902	24,868
Amortization of debt issuance costs	1,117	1,167
Asset impairment charges	2,842	—
Gain on sale of discontinued operation	(8,064)	—
Deferred income taxes, net	11,036	8,428
Stock-based compensation cost	5,257	10,628
Income tax effect of equity compensation	342	(112)
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	12,700	33,734
Other receivables	(2,159)	1,087
Prepaid expenses and other assets	(8,853)	(3,031)
Deferred revenues	8,965	(1,900)
Accounts payable, accrued liabilities and other liabilities	(5,155)	(10,358)
Net cash provided by operating activities	90,051	120,440

Cash flows from investing activities:
Additions to property and equipment	(6,595)	(7,060)
Additions to capitalized software	(17,124)	(16,261)
Purchases of investments, net of proceeds from sales	(5,763)	(3,732)
Acquisition of title plants and property records data	(11,821)	(2,425)
Acquisitions, net of cash acquired	—	(9,802)
Proceeds from sale of discontinued operations, net of cash distributed	6,398	—
Net cash used in investing activities	(34,905)	(39,280)

Cash flows from financing activities:
Debt service payments	(17,327)	(36,288)
Exercise of stock options and restricted stock vesting	(655)	239
Income tax effect of equity compensation	(342)	112
Dividends paid	(8,449)	(8,784)
Treasury stock repurchases	—	(83,882)
Payment of contingent consideration related to acquisitions	(2,000)	—
Net cash used in financing activities	(28,773)	(128,603)
Net increase (decrease) in cash and cash equivalents	26,373	(47,443)
Cash and cash equivalents, beginning of period	77,355	52,287
Cash and cash equivalents, end of period	$103,728	$4,844

Supplemental disclosures of cash flow information:
Cash paid for interest	$20,830	$20,897
Cash paid for taxes	$4,053	$4,713

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		QUARTER (1)		QUARTER (1)					YEAR ENDED (1)
		Q1-2012	Q1-2011	Q1-2012	Q4-2011	Q3-2011	Q2-2011	Q1-2011	12/31/2011
1.	Operating Results - Continuing Operations
	Consolidated
	Revenues	$506,021	$537,183	$506,021	$533,832	$519,437	$499,660	$537,183	$2,090,112
	Operating Income, as reported	94,301	110,398	94,301	4,926	94,192	80,666	110,398	290,182
	Adjustments:
	Legal and Regulatory Charge (2)	—	—	—	78,484	—	—	—	78,484
	Exit costs, Impairments and Other Charges (3)	—	19,311	—	27,714	—	9,887	19,311	56,912
	Operating Income, as adjusted	94,301	129,709	94,301	111,124	94,192	90,553	129,709	425,578
	Depreciation and Amortization	24,244	22,996	24,244	23,931	20,822	22,627	22,996	90,376
	EBITDA, as adjusted	$118,545	$152,705	$118,545	$135,055	$115,014	$113,180	$152,705	$515,954
	Operating Margin, as adjusted	18.6%	24.1%	18.6%	20.8%	18.1%	18.1%	24.1%	20.4%
	EBITDA Margin, as adjusted	23.4%	28.4%	23.4%	25.3%	22.1%	22.7%	28.4%	24.7%
	Technology, Data and Analytics
	Revenues	$178,143	$168,548	$178,143	$178,271	$173,138	$170,573	$168,548	$690,530
	Operating Income, as reported	53,966	54,322	53,966	51,341	58,715	49,526	54,322	213,904
	Adjustments:
	Exit costs, Impairments and Other Charges (3)	—	2,302	—	7,971	—	6,585	2,302	16,858
	Operating Income, as adjusted	53,966	56,624	53,966	59,312	58,715	56,111	56,624	230,762
	Depreciation and Amortization	18,584	17,233	18,584	18,105	15,120	16,881	17,233	67,339
	EBITDA, as adjusted	$72,550	$73,857	$72,550	$77,417	$73,835	$72,992	$73,857	$298,101
	Operating Margin, as adjusted	30.3%	33.6%	30.3%	33.3%	33.9%	32.9%	33.6%	33.4%
	EBITDA Margin, as adjusted	40.7%	43.8%	40.7%	43.4%	42.6%	42.8%	43.8%	43.2%
	Transaction Services
	Revenues	$329,612	$370,105	$329,612	$356,853	$348,095	$330,600	$370,105	$1,405,653
	Operating Income, as reported	51,454	81,133	51,454	70,752	55,824	52,610	81,133	260,319
	Adjustments:
	Exit costs, Impairments and Other Charges (3)	—	2,978	—	(236)	—	1,074	2,978	3,816

	Operating Income, as adjusted	51,454	84,111	51,454	70,516	55,824	53,684	84,111	264,135
	Depreciation and Amortization	4,692	4,608	4,692	4,850	4,726	4,650	4,608	18,834
	EBITDA, as adjusted	$56,146	$88,719	$56,146	$75,366	$60,550	$58,334	$88,719	$282,969
	Operating Margin, as adjusted	15.6%	22.7%	15.6%	19.8%	16.0%	16.2%	22.7%	18.8%
	EBITDA Margin, as adjusted	17.0%	24.0%	17.0%	21.1%	17.4%	17.6%	24.0%	20.1%
	Corporate and Other
	Revenues	$(1,734)	$(1,470)	$(1,734)	$(1,292)	$(1,796)	$(1,513)	$(1,470)	$(6,071)
	Operating Loss, as reported	(11,119)	(25,057)	(11,119)	(117,167)	(20,347)	(21,470)	(25,057)	(184,041)
	Adjustments:
	Legal and Regulatory Charge (2)	—	—	—	78,484	—	—	—	78,484
	Exit costs, Impairments and Other Charges (3)	—	14,031	—	19,979	—	2,228	14,031	36,238
	Operating Loss, as adjusted	(11,119)	(11,026)	(11,119)	(18,704)	(20,347)	(19,242)	(11,026)	(69,319)
	Depreciation and Amortization	968	1,155	968	976	976	1,096	1,155	4,203
	EBITDA, as adjusted	$(10,151)	$(9,871)	$(10,151)	$(17,728)	$(19,371)	$(18,146)	$(9,871)	$(65,116)
2.	Net Earnings - Reconciliation
	Net Earnings (Loss)	$47,121	$55,929	$47,121	$(21,201)	$40,450	$21,365	$55,929	$96,543
	Adjustments - Continuing Operations:
	Legal and Regulatory Charge (2)	—	—	—	53,086	—	—	—	53,086
	Exit costs, Impairments and Other Charges (3)	—	11,973	—	16,822	—	6,204	11,973	34,999
	Total Adjustments to Continuing Operations	—	11,973	—	69,908	—	6,204	11,973	88,085
	Adjustments - Discontinued Operations:
	Impairment and Restructuring Charges, net	—	38	—	16,454	—	17,759	38	34,251
	(Gain)/Loss on Disposal of Operations, net	—	—	—	(928)	1,486	—	—	558
	Total Adjustments to Discontinued Operations	—	38	—	15,526	1,486	17,759	38	34,809
	Adjustments - Non-operating:
	Write-off of Debt Issuance Costs, net (4)	—	—	—	—	4,978	—	—	4,978
	Prior Year Tax Benefit	—	—	—	(6,458)	—	—	—	(6,458)
	Total Non-operating Adjustments	—	—	—	(6,458)	4,978	—	—	(1,480)
	Net Earnings, as adjusted	47,121	67,940	47,121	57,775	46,914	45,328	67,940	217,957
	Purchase Price Amortization, net (5)	2,421	3,128	2,421	2,655	2,495	2,674	3,128	10,952
	Adjusted Net Earnings	$49,542	$71,068	$49,542	$60,430	$49,409	$48,002	$71,068	$228,909
	Adjusted Net Earnings Per Diluted Share	$0.59	$0.81	$0.59	$0.72	$0.59	$0.56	$0.81	$2.68
	Diluted Weighted Average Shares	84,567	88,134	84,567	84,430	84,415	85,812	88,134	85,685

3.	Cash Flow - Reconciliation
	Cash Flows from Operating Activities:
	Net Earnings (Loss)	$47,121	$55,929	$47,121	$(21,201)	$40,450	$21,365	$55,929	$96,543
	Adjustments:
	Cash Related Restructuring Costs, net	2,353	4,152	2,353	(3,302)	2,107	5,220	4,152	8,177
	Net Earnings (Loss), as adjusted	49,474	60,081	49,474	(24,503)	42,557	26,585	60,081	104,720
	Adjustments to reconcile net earnings to net cash provided by operating activities:
	Non-cash adjustments	37,432	44,979	37,432	62,763	50,508	61,260	44,979	219,510
	Working capital adjustments	5,498	19,532	5,498	106,696	11,756	23,822	19,532	161,806
	Net cash provided by operating activities	92,404	124,592	92,404	144,956	104,821	111,667	124,592	486,036
	Capital expenditures included in investing activities	(23,719)	(23,321)	(23,719)	(23,408)	(28,243)	(29,907)	(23,321)	(104,879)
	Adjusted Net Free Cash Flow	$68,685	$101,271	$68,685	$121,548	$76,578	$81,760	$101,271	$381,157
4.	Discontinued Operations - Reconciliation
	Net Loss, as reported	$(2,056)	$(3,951)	$(2,056)	$(17,017)	$(4,194)	$(21,101)	$(3,951)	$(46,263)
	Adjustments:
	Exit Costs, Impairments and Other Charges, net (6)	—	38	—	16,454	—	17,759	38	34,251
	(Gain)/Loss on Disposal of Operations, net (7)	—	—	—	(928)	1,486	—	—	558
	Net Loss, as adjusted	(2,056)	(3,913)	(2,056)	(1,491)	(2,708)	(3,342)	(3,913)	(11,454)
	Purchase Price Amortization, net	114	262	114	201	122	272	262	857
	Adjusted Net Loss	$(1,942)	$(3,651)	$(1,942)	$(1,290)	$(2,586)	$(3,070)	$(3,651)	$(10,597)
	Adjusted Net Loss Per Diluted Share	$(0.02)	$(0.04)	$(0.02)	$(0.02)	$(0.03)	$(0.04)	$(0.04)	$(0.13)
	Diluted Weighted Average Shares	84,567	88,134	84,567	84,430	84,415	85,812	88,134	85,685

Notes:

(1) 2011 revenues and operating income have been reclassified to conform to the current year presentation.

(2) During 2011, we recognized a pre-tax legal and regulatory contingency accrual of $78.5 million ($53.1 million after tax) for estimated settlement and third-party legal expenses related to various ongoing legal and regulatory matters.

(3) Includes the impact of various severance, asset impairment and restructuring charges. Severance charges reflect the departure of certain executives including our former chief executive officer, co-chief operating officer and chief financial officer, as well as the impact of other personnel restructuring programs. In connection with these initiatives, during 2011, we recorded severance charges, including equity acceleration, of $33.4 million ($20.6 million net of tax). Asset impairment and restructuring charges, which totaled $23.5 million during 2011 ($14.4 million net of tax) primarily reflects the write-down of various assets as well as provisions for operating lease impairments.

(4) During 2011, we recorded a charge totaling $8.0 million ($5.0 million net of tax) related to the write-off of certain debt issuance costs in connection with the refinancing of our senior credit facilities.

(5) Purchase price amortization, net represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(6) Fiscal 2011 reflects charges totaling $57.0 million ($34.3 million net of tax) relating to severance accruals and the write-down of net assets for businesses that have been classified as discontinued operations.

(7) Fiscal 2011 reflects the (gain) or loss, net of tax, included in "Total Other Income (Expense)" above, recognized upon the disposition of business units that have been sold or shutdown.

Exhibit D - continued
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		YEAR ENDED (1)	QUARTER (1)
		2010	Q4-2010	Q3-2010	Q2-2010	Q1-2010
1.	Operating Results - Continuing Operations
	Consolidated
	Revenues	$2,376,861	$618,152	$605,984	$579,280	$573,445
	Operating Income, as reported	580,090	134,729	149,107	154,004	142,250
	Adjustments:
	Exit costs, Impairments and Other Charges (2)	14,069	14,069	—	—	—
	Operating Income, as adjusted	594,159	148,798	149,107	154,004	142,250
	Depreciation and Amortization	89,079	23,900	22,377	21,332	21,470
	EBITDA, as adjusted	$683,238	$172,698	$171,484	$175,336	$163,720
	Operating Margin, as adjusted	25.0%	24.1%	24.6%	26.6%	24.8%
	EBITDA Margin, as adjusted	28.7%	27.9%	28.3%	30.3%	28.6%
	Technology, Data and Analytics
	Revenues	$676,001	$173,858	$174,389	$167,308	$160,446
	Operating Income, as reported	256,666	60,436	68,783	69,384	58,063
	Adjustments:
	Exit costs, Impairments and Other Charges (3)	—	—	—	—	—
	Operating Income, as adjusted	256,666	60,436	68,783	69,384	58,063
	Depreciation and Amortization	60,920	16,258	15,113	14,313	15,236
	EBITDA, as adjusted	$317,586	$76,694	$83,896	$83,697	$73,299
	Operating Margin, as adjusted	38.0%	34.8%	39.4%	41.5%	36.2%
	EBITDA Margin, as adjusted	47.0%	44.1%	48.1%	50.0%	45.7%
	Transaction Services
	Revenues	$1,708,689	$446,187	$433,534	$413,616	$415,352
	Operating Income, as reported	363,969	90,568	89,837	91,793	91,771
	Adjustments:
	Exit costs, Impairments and Other Charges (3)	9,800	9,800	—	—	—

Operating Income, as adjusted	373,769	100,368	89,837	91,793	91,771
Depreciation and Amortization	23,338	6,484	6,109	5,795	4,950
EBITDA, as adjusted	$397,107	$106,852	$95,946	$97,588	$96,721
Operating Margin, as adjusted	21.9%	22.5%	20.7%	22.2%	22.1%
EBITDA Margin, as adjusted	23.2%	23.9%	22.1%	23.6%	23.3%
Corporate and Other
Revenues	$(7,829)	$(1,893)	$(1,939)	$(1,644)	$(2,353)
Operating Loss, as reported	(40,545)	(16,275)	(9,513)	(7,173)	(7,584)
Adjustments:
Exit costs, Impairments and Other Charges (3)	4,269	4,269	—	—	—
Operating Loss, as adjusted	(36,276)	(12,006)	(9,513)	(7,173)	(7,584)
Depreciation and Amortization	4,821	1,158	1,155	1,224	1,284
EBITDA, as adjusted	$(31,455)	$(10,848)	$(8,358)	$(5,949)	$(6,300)

Notes:

(1) 2010 revenues and operating income have been reclassified to conform to the current year presentation.

(2) Reflects the impact of an immaterial error correction recorded in 2010, totaling $9.8 million, related to fiscal years 2007 and 2008. Also reflects the impact of various severance charges, including the departure of our former chief financial officer, as well as the impact of other personnel restructuring programs. In connection with these initiatives, during 2010, we recorded severance charges, including equity acceleration, of $4.3 million ($2.6 million net of tax).

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)

		YEAR ENDED (1)		QUARTER (1)
		2011	2010	Q1-2012	Q4-2011	Q3-2011	Q2-2011	Q1-2011	Q4-2010	Q3-2010	Q2-2010	Q1-2010
1.	Revenues - Continuing Operations
	Technology, Data and Analytics:
	Technology	$621,585	$600,542	$161,290	$161,252	$156,414	$152,676	$151,243	$154,133	$156,188	$148,689	$141,532
	Servicing Technology	421,352	405,490	108,351	107,103	107,273	103,676	103,300	101,274	103,126	102,969	98,121
	Default Technology	120,288	119,304	31,576	33,752	28,185	29,201	29,150	33,125	33,040	25,364	27,775
	Origination Technology	79,945	75,748	21,363	20,397	20,956	19,799	18,793	19,734	20,022	20,356	15,636
	Data and Analytics	68,945	75,459	16,853	17,019	16,724	17,897	17,305	19,725	18,201	18,619	18,914
	Total	690,530	676,001	178,143	178,271	173,138	170,573	168,548	173,858	174,389	167,308	160,446
	Transaction Services:
	Origination Services	519,438	605,636	146,750	151,527	133,099	105,856	128,956	179,394	156,167	131,439	138,636
	Default Services	886,215	1,103,053	182,862	205,326	214,996	224,744	241,149	266,793	277,367	282,177	276,716
	Total	1,405,653	1,708,689	329,612	356,853	348,095	330,600	370,105	446,187	433,534	413,616	415,352
	Corporate	(6,071)	(7,829)	(1,734)	(1,292)	(1,796)	(1,513)	(1,470)	(1,893)	(1,939)	(1,644)	(2,353)
	Total Revenues	$2,090,112	$2,376,861	$506,021	$533,832	$519,437	$499,660	$537,183	$618,152	$605,984	$579,280	$573,445

	Revenue Growth from Prior Year Period
	Technology, Data and Analytics:
	Technology	3.5%	6.8%	6.6%	4.6%	0.1%	2.7%	6.9%	3.8%	6.1%	11.2%	6.6%
	Servicing Technology	3.9%	3.9%	4.9%	5.8%	4%	0.7%	5.3%	(3.4)%	(0.8)%	14.5%	7.3%
	Default Technology	0.8%	4.2%	8.3%	1.9%	(14.7)%	15.1%	5%	17%	15.9%	(12.3)%	(3.6)%
	Origination Technology	5.5%	31.9%	13.7%	3.4%	4.7%	(2.7)%	20.2%	28.5%	36.6%	37.1%	24.6%
	Data and Analytics	(8.6)%	(4.3)%	(2.6)%	(13.7)%	(8.1)%	(3.9)%	(8.5)%	4.4%	(1.3)%	(15.3)%	(3.2)%
	Total	2.1%	5.5%	5.7%	2.5%	(0.7)%	2.0%	5.0%	3.8%	5.3%	7.5%	5.3%
	Transaction Services:
	Origination Services	(14.2)%	15.8%	13.8%	(15.5)%	(14.8)%	(19.5)%	(7.0)%	31.6%	20.8%	(8.2)%	21.5%
	Default Services	(19.7)%	(4.6)%	(24.2)%	(23.0)%	(22.5)%	(20.4)%	(12.9)%	(7.5)%	(10.7)%	(7.2)%	9.0%
	Total	(17.7)%	1.7%	(10.9)%	(20.0)%	(19.7)%	(20.1)%	(10.9)%	5.1%	(1.5)%	(7.5)%	12.9%
	Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
	Total Revenues	(12.1)%	3.4%	(5.8)%	(13.6)%	(14.3)%	(13.7)%	(6.3)%	4.9%	1.3%	(2.8)%	11.2%

Revenue Growth from Sequential Period
Technology, Data and Analytics:
Technology	3.5%	6.8%	—%	3.1%	2.4%	0.9%	(1.9)%	(1.3)%	5%	5.1%	(4.7)%
Servicing Technology	3.9%	3.9%	1.2%	(0.2)%	3.5%	0.4%	2%	(1.8)%	0.2%	4.9%	(6.4)%
Default Technology	0.8%	4.2%	(6.4)%	19.8%	(3.5)%	0.2%	(12)%	0.3%	30.3%	(8.7)%	(1.9)%
Origination Technology	5.5%	31.9%	4.7%	(2.7)%	5.8%	5.4%	(4.8)%	(1.4)%	(1.6)%	30.2%	1.8%
Data and Analytics	(8.6)%	(4.3)%	(1.0)%	1.8%	(6.6)%	3.4%	(12.3)%	8.4%	(2.2)%	(1.6)%	0.1%
Total	2.1%	5.5%	(0.1)%	3.0%	1.5%	1.2%	(3.1)%	(0.3)%	4.2%	4.3%	(4.2)%
Transaction Services:
Origination Services	(14.2)%	15.8%	(3.2)%	13.8%	25.7%	(17.9)%	(28.1)%	14.9%	18.8%	(5.2)%	1.7%
Default Services	(19.7)%	(4.6)%	(10.9)%	(4.5)%	(4.3)%	(6.8)%	(9.6)%	(3.8)%	(1.7)%	2.0%	(4.0)%
Total	(17.7)%	1.7%	(7.6)%	2.5%	5.3%	(10.7)%	(17.1)%	2.9%	4.8%	(0.4)%	(2.2)%
Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
Total Revenues	(12.1)%	3.4%	(5.2)%	2.8%	4.0%	(7.0)%	(13.1)%	2.0%	4.6%	1.0%	(2.7)%

Notes:
(1) 2011 and 2010 revenues have been reclassified to conform to the current year presentation.